Exhibit 99.1

For Further Information Contact:
Bert Williams
Vice President, Marketing and Investor Relations
(408) 731-2610

TERABEAM LAYS FOUNDATION FOR PROFITABLE GROWTH

Company Predicts Increased Revenue and Implements Cost-Saving Measures

San Jose, CA, July 24, 2007– Terabeam, Inc. (NASDAQ:TRBM), a leader in core-to-client solutions for broadband municipal wireless networks, today announced preliminary financial results for the second quarter of 2007 and cost-saving measures which, together with the recently announced private investment, lay the foundation for profitable growth in the future.

Terabeam announced that it expects revenue as determined by its historical revenue recognition policy for the recently ended second quarter of 2007 to be approximately $19 million, a significant increase from the revenue of $17.7 million in the first quarter of 2007. Key to this revenue growth was an increase in the company’s broadband wireless access product line sales.  The revenue expectations contained in this press release are based on information currently available to the company and are subject to change based on the completion of the company’s financial statements and the related review of its quarter-end financial results.  The company expects to release its second quarter 2007 financial results in August 2007.

Terabeam has implemented cost savings initiatives that it anticipates will result in future reductions in operating expenses and costs of goods sold. As part of these initiatives, the company has also restructured its engineering operations, shifting additional research and development activities to its Hyderabad, India, facility. The company expects these changes to significantly lower its GAAP and cash flow break even points.

“The combination of our recently completed financing and our significant cost-savings measures create a firm foundation upon which Terabeam can build profitable growth,” said Robert Fitzgerald, Terabeam’s Chief Executive Officer. “We are encouraged by the increase in revenue we saw from our first to our second quarter, especially for our briskly selling broadband wireless access products. With our cost-saving measures in place, continuing our revenue growth trajectory is the key to generating future profitability.”

About Terabeam
Terabeam, Inc. has two primary subsidiaries Proxim Wireless Corporation and Ricochet Networks, Inc.  Proxim Wireless Corporation is a leader in core-to-client solutions for broadband municipal wireless networks.  Ricochet Networks, Inc. is a leading portable Wireless Internet Service Provider (WISP) with its primary operational market in Denver, Colorado.  Additional information about the company can be found at the company’s website located at www.terabeam.com or by contacting the company by telephone at 408-731-2610 or by email at IR@terabeam.com.

Safe Harbor Statement
Statements in this press release that are not statements of historical facts are forward-looking statements that involve risks, uncertainties, and assumptions.  Terabeam’s actual results may differ materially from the results anticipated in these forward-looking statements.  The forward-looking statements involve risks and uncertainties that could contribute to such differences including those relating to and arising from the completion of Terabeam’s financial statements for the quarter ended June 30, 2007 and related review of those financial statements; possible impacts of any changes in accounting procedures followed by the company in preparing its financial statements; difficulties in predicting Terabeam’s future financial performance; the intense competition in our industries and resulting impacts on our pricing, gross margins, and general financial performance; difficulties or delays in developing and supplying new products with the contemplated or desired features, performance, compliances, certifications, cost, price, and other characteristics, which difficulties may be exacerbated by our recent cost savings initiatives; and the reactions, positive or negative, of customers, investors, employees, competitors, and others to the cost savings initiatives described in this press release and their ramifications.  Further information on these and other factors that could affect Terabeam’s actual results is and will be included in filings made by Terabeam from time to time with the Securities and Exchange Commission and in its other public statements.